DEAN HELLER                                    EXHIBIT 3.I-3
[NEVADA   Secretary of State                                     -----
 STATE    204 North Carson Street Suite 1
 SEAL]    Carson City, Nevada 89701-4299                 FILED #C173-85
          (775) 684 5708                                        -------
          Website: secretaryofstate.biz
                                                          NOV 15 2004
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|                                          |            IN THE OFFICE OF
|      Certificate of Change Pursuant      |            /s/ Dean Heller
|              to NRS 78.209               |     DEAN HELLER, SECRETARY OF STATE
|                                          |
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Important: Read attached instructions               ABOVE SPACE IS FOR
      before completing form.                         OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
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                         For Nevada Profit Corporations
                         ------------------------------

1.  Name of corporation:
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Bluegate Corporation
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2.  The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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95,000,000 total shares consisting of 85,000,000 common shares with par value of
$.001 per share and 10,000,000 preferred shares with par value of $.001 per share
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4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
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14,250,000 total shares consisting of 4,250,000 common shares with par value of
$.001 per share and 10,000,000 preferred shares with par value of $.001 per share
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5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
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20-for-1 reverse split of common shares

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6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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Holders of less than 20 shares will receive 1 whole share
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7.  Effective date of filing (optional):    11/23/04
                                            ------------------------------------
                                              (must not be later than 90 days
                                               after the certificate is filed)


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8.  Officer Signature:  /s/ Manfred Sternberg           CEO
                      ----------------------------     -------------------------
                             Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03


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